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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF KIRKLAND & ELLIS]


                                 July 24, 1997


American Builders & Contractors Supply Co., Inc.
One ABC Parkway
Beloit, Wisconsin 53511

         Re:  American Builders & Contractors Supply Co., Inc.
              Amcraft Building Products Co., Inc.  and
              Mule-Hide Products Co., Inc.
              Registration Statement on Form S-4
              Registration No. 33-26991
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Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to American Builders & Contractors Supply Co., Inc., a Delaware corporation (the "Issuer"), Amcraft Building Products Co., Inc., a Delaware corporation ("Amcraft") and Mule-Hide Products Co., Inc., a Texas corporation ("Mule-Hide," and together with Amcraft, the "Guarantors," and together with the Issuer and Amcraft, the "Registrants"), in connection with the proposed registration by the Issuers of up to $100,000,000 in aggregate principal amount of the Issuer's
10 5/8% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 33-26991) filed with the Securities and Exchange Commission on May 13, 1997 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantee"). The Exchange Notes and the Guarantee are to be issued pursuant to the Indenture (the "Indenture"), dated as of May 7, 1997, among the Issuers, the Guarantors and Norwest Bank Minnesota, National Association, as Trustee, in exchange for and in replacement of the Issuer's outstanding 10 5/8% Senior Subordinated Notes due 2007 (the "Notes"), of which $100,000,000 in aggregate principal amount is outstanding.


                       [LETTERHEAD OF KIRKLAND & ELLIS]
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                               KIRKLAND & ELLIS


American Builders & Contractors Supply Co., Inc.
July 24, 1997
Page 2


     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation, as amended, or the Articles of Incorporation, as amended, as the case may be, of the Registrants,
(ii) the By-Laws of the Registrants, (iii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes and the Guarantee, respectively, (iv) the Registration Statement, and (v) the Registration Rights Agreement, dated May 7, 1997, among the Issuer and the Guarantors, and NationsBanc Capital Markets, Inc. and First Chicago Capital Markets, Inc.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as
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                               KIRKLAND & ELLIS


American Builders & Contractors Supply Co., Inc.
July 24, 1997
Page 3

amended and (iii) the Exchange Notes and the Guarantee have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Notes, the Exchange Notes and the Guarantee will be validly issued obligations of the Registrants.

     We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                        Sincerely,

                                        \s\ Kirkland & Ellis

                                        Kirkland & Ellis